UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2003

USA BROADBAND, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29433	84-1592698
(State or jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Incorporation)

1111 Orange Ave. Coronado, CA 92118
(Address of principal executive offices)

(619) 435-2929
(Registrant’s telephone number, including area code)

921 Transport Way, Suite 4 Petaluma, CA 94954
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  Other Events.

On June 30, 2003, USA Broadband, Inc. (the “Company”) served Richard G. Lubic notice that he was in breach of certain material terms of the Management Services Agreement dated as of February 12, 2003, between the Company and him (the “Agreement”).  The Company informed Mr. Lubic that, pursuant to the terms of the Agreement, he had thirty (30) business days in which to cure the breach, otherwise the Agreement would be terminated.  Mr. Lubic failed to cure the breach within the thirty (30) business days.  As such, on August 12, 2003, the Company’s board of directors voted to terminate the Agreement and Mr. Lubic’s services to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA BROADBAND, INC.

	By:	/s/ Grant Miller
Its: Principal Executive Officer

August 18, 2003